EXHIBIT 21

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                  Subsidiaries of Florida Progress Corporation

                                December 31, 2000

        Name of Subsidiary *                                                State of Incorporation
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
        Utility segment:

         Florida Power Corporation                                               Florida

        Diversified segment:

         Progress Capital Holdings, Inc.                                         Florida
         Electric Fuels Corporation                                              Florida
         MEMCO Barge Line, Inc.                                                  Delaware
         Progress Rail Services Corporation                                      Alabama
         Progress Telecommunications Corporation                                 Florida
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          * Each subsidiary does business under its own name.
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